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                                                                     EXHIBIT 3.5


                          AMENDMENT TO RIGHTS AGREEMENT

     THIS AMENDMENT TO RIGHTS AGREEMENT is entered into as of this 24th day of February, 1995, between KUHLMAN CORPORATION, a Delaware corporation and successor by merger to Kuhlman Corporation, a Michigan corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking association and currently Rights Agent under the Rights Agreement (as defined herein) ("Rights Agent").

                                    RECITALS:

     A. Kuhlman Corporation, a Michigan corporation and predecessor to the Company, and Manufacturers National Bank of Detroit, a national banking association and predecessor as rights agent to the Rights Agent, entered into a Rights Agreement dated as of April 28, 1987 ("Rights Agreement").

     B. The Company currently proposes to enter into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which a wholly-owned subsidiary of the Company will merge with and into Schwitzer, Inc., a Delaware corporation ("Schwitzer").

     C. The Board of Directors of the Company believes it is desirable, and has authorized certain of its officers, to amend the Rights Agreement to provide that neither Schwitzer nor any of the record or beneficial owners of shares of common stock of Schwitzer as of February 22, 1995 shall be deemed to be an "Acquiring Person" as that term is defined in the Rights Agreement and that the rights distributed under the Rights Agreement shall not become exercisable by reason of the execution and delivery of the Merger Agreement by the Company.

     NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 1(a) of the Rights Agreement is hereby amended by deleting the final period for such Section and substituting in lieu thereof the following:

          ", or any record or beneficial owner of shares of common stock of Schwitzer, Inc., a Delaware corporation, as of February 22, 1995 by virtue of the execution and delivery of that certain proposed Agreement and Plan of Merger between the Company, Spinner Acquisition Corp., a Delaware corporation, and Schwitzer, Inc., a Delaware corporation ("Merger Agreement")."

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     2.   Section 11(a)(ii)(B) of the Rights Agreement is hereby amended by deleting the semicolon and the word "or" at the end of such Section and substituting in lieu thereof the following:

          ", or, with respect to any record or beneficial owner of shares of common stock of Schwitzer, Inc., a Delaware corporation, as of February 22, 1995, pursuant to the execution and delivery of the Merger Agreement."

     3. If the Merger Agreement is terminated in accordance with its terms, this Amendment shall be void AB INITIO and of no force and effect.

     4. The Secretary of the Company shall have executed and delivered to the Rights Agent a Certificate in the form attached hereto as Exhibit A which states that this Amendment is in compliance with the terms of Section 26 of the Rights Agreement.

     5. This Amendment may be executed in counterparts, each of which shall be an original and all of which, taken together, shall be one and the same instrument.

     6. Except as amended by hereby, the Rights Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.


                                   KUHLMAN CORPORATION

                                   By:  /S/ ROBERT S. JEPSON JR.
                                      ---------------------------
                                        Its: Chairman and CEO
                                            ---------------------

Attest: /S/ RICHARD A. WALKER
        ----------------------------
               Secretary

                                   HARRIS TRUST AND SAVINGS BANK

                                   By:  /S/ BRENDA J. GUSSICK
                                      ---------------------------
                                        Its: Vice President
                                            ---------------------

Attest: /S/ KEITH A. BRADLEY
        ----------------------------
        Assistant Vice President and
        Assistant Secretary


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                                    EXHIBIT A

                                   CERTIFICATE


     The undersigned, being the duly elected Secretary of Kuhlman Corporation, a Delaware corporation (the "Company"), hereby certifies that the Amendment of Rights Agreement dated as of February 24, 1995 between the Company and Harris Trust and Savings Bank is in compliance with the terms of Section 26 of the Rights Agreement dated as of April 28, 1987 between the Company and Harris Trust and Savings Bank, as Successor Rights Agent.


Dated:
        ----------------------               ----------------------------------
                                               Richard A. Walker,
                                               Secretary


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